     Exhibit 10.3

FIRST AMENDMENT TOAGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is dated as of October 2, 2017 by and between NETAPP, INC., a Delaware corporation (“Seller”), and GOOGLE LLC, a Delaware limited liability company, successor by conversion to Google Inc., a Delaware corporation (“Buyer”).

RECITALS

A.Buyer and Seller entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 11, 2017 (the “Agreement”) with respect to certain real property, improvements and undeveloped land located in Sunnyvale, California (as more particularly described in the Agreement, the “Property”).  All capitalized and undefined terms used in this Amendment shall have the meanings given to them in the Agreement.

B.Buyer is currently in the process of conducting a Survey of the Property and, therefore, Buyer and Seller have agreed to revise the Interim Date as it relates to Buyer’s review of the Survey and for Buyer to provide an additional Objection Notice, if any, as provided below.

C.Buyer and Seller have mutually agreed to modify the Agreement, all as more particularly set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and of the conditions, terms, covenants, and agreements set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Agreement is amended as follows:

1.Extension for Survey Review. Section 4.2.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

“Buyer shall obtain from the Title Company a preliminary title report for the Property (the "PTR") and copies of all underlying title documents described in the PTR.  Buyer may obtain, at Buyer’s sole cost and expense, a land title survey (certified to include Seller) of the Property prepared by a licensed surveyor (the "Survey").  Seller shall also deliver to Buyer any Survey that has been performed within the last twelve (12) months. Buyer shall deliver a copy of any Survey to Seller and Title Company within three (3) business days after Buyer’s receipt thereof. Buyer shall have twenty-one (21) days after receipt of the PTR (but in any event not later than nine (9) business days prior to the Contingency Deadline) (the “PTR Interim Date”) to provide written notice (the “PTR Objection Notice”) to Seller of any matters shown by the PTR which are not satisfactory to Buyer. In addition, Buyer shall have until 5:00 p.m. Pacific Standard Time on October 19, 2017 (the “Survey Interim Date”) to provide written notice (the “Survey Objection Notice”) to Seller of any such matters shown by the Survey which are not satisfactory to Buyer. The PTR Objection Notice and the Survey Objection Notice may be referred to herein, collectively, as the “Objection Notice”. In the event that legal descriptions, assessors numbers, or essential title information is not available for one or more of the parcels comprising the Unimproved Land by the date that is ten (10) business days prior to either the

PTR Interim Date and/or the Survey Interim Date, the PTR Interim Date and/or Survey Interim Date shall be extended on a day for day basis until such date as Buyer receives such information. If Seller and Escrow Holder have not received the PTR Objection Notice by the PTR Interim Date, that shall be deemed Buyer’s unconditional approval of the condition of title to the Property, subject to the provisions of Section 4.2.2 below. If Seller and Escrow Holder have not received the Survey Objection Notice by the Survey Interim Date, that shall be deemed Buyer’s unconditional approval of the condition the matters on the Survey, subject to the provisions of Section 4.2.2 below. Except as provided in this Section 4.2, Seller shall have until the date which is two (2) business days prior to the Outside First Closing Date to make such arrangements or take such steps as the parties shall mutually agree to satisfy Buyer's objection(s) set forth in the PTR Objection Notice and/or the Survey Objection Notice; provided, however, that, except with respect to liens secured by deeds of trust securing loans made to Seller, mechanics' liens relating to work authorized and contracted by Seller, judgment liens against Seller, and delinquent taxes (herein "Monetary Liens", which Seller agrees to have removed on or before the First Closing Date), Seller shall have no obligation whatsoever to expend or agree to expend any funds, to undertake or agree to undertake any obligations or otherwise to cure or agree to cure any of Buyer’s objections in the PTR Objection Notice. Within two (2) business days of receipt of the PTR Objection Notice and within two (2) business days of receipt of the Survey Objection Notice, Seller may, in its sole discretion, deliver separate written notice to Buyer and Escrow Holder as to each Objection Notice identifying which disapproved items Seller shall undertake to cure or not cure ("Seller's Response"). If Seller does not deliver a Seller's Response within said two (2) business day periods, Seller shall be deemed to have elected to not remove or otherwise cure any exceptions disapproved by Buyer. If Seller elects, or is deemed to have elected, not to remove or otherwise cure an exception disapproved in either Objection Notice, and Buyer does not terminate this Agreement prior to the Contingency Deadline pursuant to Section 4.1.2 above, Buyer shall be deemed to have approved Seller’s Response (or, if applicable, Seller’s deemed election to not remove or otherwise cure any exceptions disapproved by Buyer) and irrevocably waived its objection to any title and/or survey matters which Seller has not expressly undertaken to cure in Seller’s Response. Except for Monetary Liens, all matters shown in the PTR with respect to which Buyer fails to give a PTR Objection Notice on or before the PTR Interim Date shall be deemed to be approved by Buyer and, all matters shown in the Survey with respect to which Buyer fails to give a Survey Objection Notice on or before the Survey Interim Date shall be deemed to be approved by Buyer. For the avoidance of doubt, nothing in this Section 4.2.1 shall limit or modify the parties’ rights and obligations with respect to the Subdivision Map for the Common Lot as set forth in Section 3.2.3 above.”

2.Full Force and Effect.  Except as modified by this Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and are and shall remain in full force and effect.  Should any inconsistency arise between this Amendment and the Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control.  This Amendment shall be construed to be a part of the Agreement and shall be deemed incorporated in the Agreement by this reference.

3.Counterparts; Facsimile and Electronic Copy.  This Amendment may be executed in two (2) or more counterparts, each of which shall be an original, and all of which shall constitute one original of this Amendment.  Signatures to this Amendment transmitted by telecopy or email shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own telecopied or emailed signature and shall accept the telecopied or emailed signature of the other party to this Amendment

4.Entire Agreement.  The Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between the parties hereto and shall supercede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Agreement, as so amended, and no provision of the Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in party, except by a written instrument executed by all of the parties hereto.

5.Governing Law.  This Amendment shall be governed by the laws of the State set forth in the Agreement.

6.Authority.  Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:

NETAPP, INC.,

a Delaware corporation

By: /s/ Jeffrey Bergmann

Name: Jeffrey Bergmann

Title: Vice President, Tax & Treasury

BUYER:

GOOGLE INC.,

a Delaware corporation

By: /s/ Mark Golan

Name: Mark Golan

Title:   Vice President, Real Estate and Workplace Services,

Bay Area